UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	March 26, 2010
Service Corporation International
(Exact name of registrant as specified in its charter)
Texas	1-6402-1	74-1488375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1929 Allen Parkway Houston, Texas		77019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (713) 522-5141

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01  Other Events

On March 26, 2010, Service Corporation International (“SCI”) issued a press release announcing its successful bid for Keystone North America, Inc. (“Keystone”).  Pursuant to the tender offer (the “Offer”) made by a wholly-owned subsidiary of SCI, 23,748,302 common shares of Keystone, representing approximately 91% of the outstanding Keystone common shares, have been tendered to the Offer.  Since all of the conditions of the tender offer have been satisfied, a wholly-owned subsidiary of SCI has taken up all of the Keystone common shares tendered to the Offer.  SCI intends to acquire all of the Keystone common shares that were not deposited under the Offer pursuant to the compulsory acquisition provisions of the Ontario Business Corporation Act.  A copy of this press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d) Attached hereto as Exhibit 99.1 is a copy of Service Corporation International’s press release.

Exhibit No.	Description
99.1	Press Release, dated March 26, 2010

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 26, 2010	Service Corporation International

	By:	/s/ Eric D. Tanzberger
Eric D. Tanzberger
Senior Vice President Chief Financial Officer and Treasurer